UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

RAYONT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56020	27-5159463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, 3rd Floor, Palo Alto,

California, 94301

1 (855) 801-9792

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par $0.001 per share	RAYT	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2023, pursuant to a Sale and Purchase Agreement (the “Agreement”), Rayont Inc, the Registrant, (hereinafter referred to as the “Seller”) sold its Australian subsidiaries to a related party, Ali Kasa (the “Buyer”), for total consideration of USD3,346,903 (the “Purchase Price”).

The sale price for all companies in the amount of USD3,346,903 will be paid in the form of shares that the seller owns in Rayont Inc (“RAYT”) and Quantum Capital Inc. (“QTCI”) The seller will transfer 3,446,627 shares of Quantum Capital Inc with the price per share at USD0.51 and 2,648,539 shares of Rayont Inc with the price per share at USD0.60. The per share price of both RAYT and QTCI is based on the average price of each corporations’ shares on the OTC Markets over the last 30 trading days prior to May 1, 2023, the date of the agreement.

It is agreed between the parties that Ali Kasa will pay the loan that the subsidiary Rayont Holdings owes to Rayont Inc in the amount of USD784,521 and the loan that Rayont Holdings owes to Rayont International (L) Ltd in the amount of USD240,870. The total loan amount of USD1,025,391 will be paid by 1,708,985 shares of RAYT that Ali Kasa owns to Rayont Inc. with the price per share at USD0.60 which is based on the average price of the RAYT shares on the OTC Markets over the last 30 trading days prior to May 1, 2023, the date of the agreement.

It is agreed between the parties that Ali Kasa shall pay all the liabilities of Rayont Inc Australian subsidiaries in Australia to third parties. As of May 1, 2023, these liabilities amounted to approximately USD3,000,000.

While this is a related party transaction, from an accounting basis it will be treated as arm’s length as this transaction is subject to an independent third-party evaluation report and the price may therefore change upward but not downwards based on the evaluation report.

The transaction has been approved by the Board of Director’s Audit Committee which consists of all independent directors of the Board.

The Company shall file an amended Form 8-K including pro forma financial information within 72 days from the date of the transaction as required by Article 11 of Regulation S-X.

The foregoing description of the Sale and Purchase Agreement does not purport to be complete and is qualified in their entirety by reference to the complete text of the documents, which are filed as exhibits to this report and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAYONT INC.

Dated: May 5, 2023	By:	/s/ Marshini Aliya Moodley
Marshini Aliya Moodley
CEO and President

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Item 9.01 Financial Statements and Exhibits

Number	Description

1.01	Sale and Purchase Agreement between Rayont Inc and Ali Kasa dated May 1, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL).

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